SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: April 23, 2001


                         TRADEQUEST INTERNATIONAL, INC.
                          (formerly Ethika Corporation)
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             (Exact name of registrant as specified in its charter)

                             Mississippi 64-0440887
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                  (State or other jurisdiction (I.R.S. Employer
              of incorporation or organization) Identification No.)

               448 East 6400 South, Suite 450, Murray, Utah 84107
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               (Address of principal executive offices)(Zip Code)

                                 (801) 892 3000
                                -----------------
              (Registrant's telephone number, including area code)



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Item 1.   Change in Control
Item 2.   Acquisition of Business

On April 2, 2001 the Registrant closed its Agreement and Plan of Reorganization with Tradequest, Inc., a Utah corporation headquartered in Salt Lake City, Utah. Tradequest is a developmental stage company engaged in the business of providing barter exchange services for consumers and businesses.

The principal terms of the reorganization are:

         The Registrant acquired 100% of the outstanding shares of Tradequest in exchange for 2,032,793 shares of common stock which will be 80% of the outstanding shares of Ethika following the below described reverse split;

         Ethika will change its name to Tradequest International, Inc. The Articles of Amendment for the name change was filed with the Mississippi Secretary of State on April 4, 2001;

         A reverse split of the outstanding Ethika common stock on a fifty to one basis with fractional shares being rounded up to the next multiple of fifty shares. The record date of the reverse split is April 12, 2001 and the shares began to trade under the new symbol of TQST on the split basis on April 16, 2001;

         The current management of Tradequest have been appointed as the officers and directors of Ethika. The former Directors have resigned, though Dennis Brovarone, the Registrant's President will temporarily remain in this position through April, 2001;

         The Registrant acquired 5,000,000 (Pre-Split) shares from the Kidztime TV Plaintiffs for $55,000 and has cancelled these shares. $50,000 of the $55,000 purchase price was provided by Tradequest;

         The Registrant settled its outstanding liabilities by payment of $11,400, thereby leaving the Registrant with no outstanding accounts payable prior to the closing date; and

         The Registrant, Tradequest and Fond Mondial D'Investissement, the Registrant's largest shareholder prior to the reorganization entered into an Indemnity Agreement whereby Fond Mondial D'Investissement agreed to indemnify Tradequest and its officers and directors against any liability of the Registrant arising from any events between December 1997 and April 2, 2001. Fond Mondial D'Investissement received a payment of $200,000 in consideration of this agreement which was paid by Tradequest.

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Description Of The Business Of Tradequest


Tradequest is engaged in the retail and corporate exchange and barter industry. A trade and barter exchange is an organization where individual members offer goods and services to other members in exchange or trade for goods and services of the other members using a proprietary currency called Trade Dollars. By acting as a facilitator of the exchange or barter, Tradequest receives revenue by taking a percentage, in dollars, of the trade or barter value. Members receive Trade Dollars equal to the value of the goods or services contributed to the exchange. The member may then use these trade dollars to purchase goods or services from the exchange, which were previously contributed to the exchange by other members.

By acting as a facilitator to the barter, Tradequest increases the ability of individuals and businesses to barter. Tradequest eases the difficulties in barter by allowing individuals and companies to contribute their goods and services to a pool available to all members of the barter exchange. By having a pool of goods and services, the members of the barter exchange can choose the items they wish to receive without the worry that they have to match to the other members needs. The member of the barter exchange only needs to deliver the Trade Dollars they received from the exchange when they contributed their goods and services to consummate the transaction. By facilitating the barter, Tradequest expands the market for bartering.

Members are able to trade by using our internet sight to find product and services or calling into the company and talking to a trade director who then will help them find the products or services that they desire.

Tradequest profits in two ways. First, it receives membership fees from individuals and companies who pay to join Tradequest's barter exchange; the initial membership fee presently is $395. In addition to the membership fees, Tradequest makes money on each trade or barter by taking, in dollars, a percentage of the value of each transaction. For example, if one member of the exchange wished to purchase a computer from another member of the exchange, the member would surrender in barter dollars to the other member the value of the computer and Tradequest records the transaction both debit and credit. Tradequest would then charge a percentage of the value of the barter dollars exchanged for making the transaction.

TradeQuest currently has over 2000 members in its exchange. There are over 500 other exchanges nationwide and the average exchange has an average of 400-600 members. There are two are only two companies who claim to be national and there are four exchanges which are publicly held companies.


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The directors of the Registrant following the Change in Control are as follows:

                                              Director
           Name                  Age           Since

Dean Casutt                      32             2001
Larry Casutt                     55             2001
Catherine Cassutt                53             2001

Each director holds office until the next annual meeting of shareholders or until a successor shall be duly elected and qualified.

The executive officers of the Registrant are:

                                                   Executive Officer
        Name                       Age                  Since

Dean Casutt                        32                    2001
Chairman and
Chief Executive Officer

Catherine Casutt                   55                    2001
Secretary/Treasurer

Dennis Brovarone                   45                    1997

Dean Casutt is the son of Larry Casutt and Catherine Casutt.

The Registrant's officer serves at the pleasure of the Board of Directors.


Business Experience

The principal occupations and business experience for the last five years or more of the directors and executive officer of the Registrant are as follows:

Dean Casutt, Mr. Casutt was elected President and Chief Executive Officer of the Registrant's Tradequest, Inc., subsidiary on May 8, 1999, has 9 years experience in management, finance, real estate, and marketing. He was appointed President and Chairman of the Board of Directors pursuant to the November 27, 2000 Reorganization Agreement. Prior to becoming President of Tradequest, Inc., he had been a marketing and business consultant for numerous companies including, Page Transport a Nationwide trucking firm 1998, Systems Research a software engineering company (1997), D&R Financial mortgage company (1998), National Barter Corporation, a medium sized barter company(1998-9). Mr. Casutt has owned and operated Crimson Hills motel- Parowan, Utah, Inns of Duchesne consisting of 4 motels in Duchesne, Utah, Liquid Assets, Inc, a bottled Water Company in Las Vegas Nevada (1994-5), SunWest Homes a Manufactured housing dealership in southern Utah (1991-6), a small trucking company All-Safe Transport 1994, and SunWest Financial a commercial mortgage brokering company started in 1986 existing. Mr. Casutt has extensive experience in Financing on the commercial, consumer and residential levels. Mr. Casutt has trained and motivated hundreds of individuals in seminars, sales meetings and training sessions for his own companies as well as hired by others.

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Larry Casutt, Mr. Casutt, was appointed to the board in fall of 2000 and has recently retired from Equipment Maintenance Supervisor for Utah entire District 4 his 32 year management position with the State of Utah. Mr. Casutt has also served as the president and a founder of the Utah chapter for Certified Public Management (CPM) association a national organization for top level public managers which currently has over 800 members. He also served as a committee chairman of the national association, which has nearly 6000 members. Mr. Casutt served as the chairman of the advisory committee for the College of Eastern Utah for 13 years. Mr. Casutt also organized and was master of ceremonies for the Governors conference held for all public employees.

Catherine Casutt, Mrs. Casutt is currently serving as secretary/ treasurer to the company and as a director on the board of directors. During the past XX years, Catherine has organized several seminars and concerts including a Zig Zigglar seminar, Marion Law seminars, Training seminars, a Mickey Rooney concert, and several other development and training workshops and seminars. Catherine has worked with Dean Casutt for several years in multiple areas including real estate properties, loans commercial and residential, business plan development, and business management.

Dennis Brovarone Mr. Brovarone, has been practicing corporate and securities law since 1986 and as a sole practitioner since 1990. He was elected to the Board in December 1997. Mr. Brovarone will serve as President through April 2001 in order to facilitate the closing of the reorganization with Tradequest and the transition to new management. Prior to 1990, Mr. Brovarone served as in-house counsel to R.B. Marich, Inc.; a Denver, Colorado based brokerage firm. Mr. Brovarone served as President (Chairman) of the Board of Directors of The Community Involved Charter School, from January 1995 to March 1998, a four-year old K-12 independently chartered public school located in Lakewood, Colorado. He also serves as a Director of Innovative Medical Services, a publicly held corporation located in San Diego, California.


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Security Ownership of Certain Beneficial Owners

The following table sets forth pertinent information as to the beneficial ownership of the Registrant's common stock as of April 16, 2001 of persons known by the Registrant to be holders of 5% or more of the outstanding common stock. As of the date of this filing, the Registrant's transfer agent has not yet provided the definitive number of shares outstanding following the fifty to one reverse split effective April 16, 2001. As a result the following table is based upon the assumption that approximately 1,500,000 shares will be outstanding following the reverse split. The reverse split rounded each certificate to the next multiple of fifty shares and there were 20,900 certificates outstanding. If each certificate resulted in a fractional share being rounded up to the next multiple of fifty, an additional 1,045,000 shares will be issued in addition to the approximately 470,000 shares which would be outstanding based upon the number of shares outstanding prior to the reverse split. Information as to the number of shares beneficially owned has been furnished by the persons named in the table as the holders of 5% or more of such common stock.

Name and Address                  Shares
Of Beneficial Owner               Beneficially Owned    Percent of Class


Choice Holdings (1)                         960,000                12.6%
P.O. Box 27648
Salt Lake City, UT 84127

Randy Read                                  765,000                  10%
6141 South, 2300 East
Salt Lake City, UT 84121

Lighthouse, Inc. (2)                        600,000                 7.9%
1350 E. Draper Parkway
Draper, UT 84020

(1) Choice Holdings is a corporation of which Mr. Dale McAllister is the principal shareholder.

(2) Lighthouse, Inc., is a corporation of which Mr. Culley Davis is the principal shareholder.


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Security Ownership of Management

The following table sets forth information as to the beneficial ownership of the Registrant's common stock as of April 16, 2001 by each Director and Executive Officer and by all Directors and Executive Officers as a group. The table is based upon the assumption that approximately 1,500,000 shares will be outstanding following the fifty to one reverse split effective April 16, 2001.

      Name of                                Shares                    Percent
      Beneficial Owner                       Beneficially Owned        of Class

      Dean Casutt                            3,481,425                 45.7%
         Larry Casutt                           45,000                 0.6%
         Catherine Casutt                            0                 0%
         Dennis Brovarone (1)                   20,000                 0.3%
      Directors, nominees, and
      Executive  Officers  as a group        3,546,425                 46.8%
      (4 persons)

(1) Does not includes an option to acquire up to 500,000 shares which is not exercisable until after July 3, 2001 and then only 100,000 shares will be exercisable with the balance only exercisable if the total number of shares held after the exercise is less than 5% of the outstanding shares.

Item 7. Financial Statements and Exhibits.

(a) Audited Financial Statements of Tradequest, Inc., for the fiscal year ended June 30, 2000

(b) Pro Forma Financial Statements giving effect to the Reorganization will filed by amendment as soon as available.

(c)  Exhibits

     (2)(9)   Agreement and Plan of Reorganization Dated November 27, 2000
     (2)(10)  Memorandum of Agreement date March 3, 2001
     (2)(11)  Closing Memorandum dated April 23, 2001


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRADEQUEST INTERNATIONAL, INC.

Dated: April 23, 2001


/s/  DEAN CASUTT
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Dean Casutt, Chief Executive Officer


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